Exhibit 10.2

STOCKHOLDERS’ AGREEMENT

of

FIRST ADVANTAGE CORPORATION

Dated as of February 28, 2024

STOCKHOLDERS’ AGREEMENT

OF

FIRST ADVANTAGE CORPORATION

THIS STOCKHOLDERS’ AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of February 28, 2024 by and among FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”), and each of the parties hereto that will become a stockholder of the Company pursuant to the Merger Agreement (as defined below), and each of the other Persons whose name appears on the signature pages hereto (together with their respective successors and Permitted Transferees who execute and deliver a counterpart signature page hereto, each, a “Holder” and collectively, the “Holders”).

RECITALS:

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Starter Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned Subsidiary of the Company, and Sterling Check Corp., a Delaware corporation (“Sterling”);

WHEREAS, pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Sterling (the “Merger”) and the separate corporate existence of Merger Sub shall cease, and Sterling shall become the surviving corporation in the Merger and a wholly owned Subsidiary of the Company; and

WHEREAS, in connection with, and effective and contingent upon, the consummation of the transactions contemplated by the Merger Agreement, the Holders and the Company desire to enter into an agreement with respect to the Holders’ ownership of shares of Common Stock after the Merger that will become effective as of the Effective Time (as defined in the Merger Agreement).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

Article 1.
GENERAL.
1.1
Definitions. As used in this Agreement the following terms shall have the following respective meanings:
(a)
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

For the avoidance of doubt, Caisse de dépôt et placement du Québec (the “CDPQ Holder”) shall not be deemed to be an Affiliate of any of Broad Street Principal Investments, L.L.C., Broad Street Control Advisors, L.L.C., Checkers Control Partnership, L.P. (the “Checkers Entity”), Bridge Street 2015, L.P., 2015 Employee Offshore Aggregator, L.P., Stone Street 2015, L.P., MBD 2015, L.P. and GS Fund Holdings, L.P., and vice versa.
(b)
“Board” means the Board of Directors of the Company.
(c)
“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Atlanta, Georgia or San Francisco, California are authorized or required by applicable law to close.
(d)
“Change in Control” means (i) the sale, lease or other disposition in a transaction or series of related transactions of all or substantially all of the assets of the Company to a Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) that is not (x) the Silver Lake Group or an Affiliate thereof, (y) any group of which Silver Lake or any Affiliate thereof is a member, so long as the Silver Lake Group and its Affiliates own a majority of the voting power of Equity Securities held by such group and (z) any member of such group referred to in (y) or (ii) an acquisition of the Company by another Person by stock sale, consolidation, merger or other reorganization in a transaction or series of related transactions following which any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (x) the Silver Lake Group or an Affiliate thereof, (y) any group of which Silver Lake or any Affiliate thereof is a member, so long as the Silver Lake Group and its Affiliates own a majority of the voting power of Equity Securities held by such group and (z) any member of such group referred to in (y), beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than fifty percent (50%) of the voting power of the Company (or any entity which controls the Company, or which is a successor to all or substantially all of the assets of the Company); provided, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not constitute a Change in Control. Notwithstanding the preceding or any provision of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, a Person or group shall not be deemed to beneficially own voting Common Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Securities in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement.
(e)
“Common Stock” means the common stock, $0.01 par value per share, of the Company.
(f)
“DIK Sale” means any Transfer of Equity Securities effected by way of a distribution of such Equity Securities to any direct equityholders of a Holder. Notwithstanding the foregoing, a distribution by the Checkers Entity of all of the Equity Securities held by the Checkers Entity (a “Checkers DIK”) on or after March 1, 2025 to its equityholders shall be deemed to not be a DIK Sale; provided that the equityholders of the

Checkers Entity that are party to this Agreement as of the date hereof and included as Specified Holders after the Checkers DIK hold at least 54% of the then-outstanding equity interests of the Checkers Entity as of immediately prior to such Checkers DIK.
(g)
“Eligible Registration Statement” means any registration statement (other than (i) a registration statement on Form S-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Stock for the account of the Company and/or any stockholder of the Company, whether or not through the exercise of any registration rights.
(h)
“Equity Securities” means (i) any Common Stock or preferred stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or preferred stock of the Company (including any option to purchase such a security and any promissory note convertible into securities), (iii) any Common Stock underlying any security referred to in clause (ii), (iv) any security carrying any option, warrant or right to subscribe for or purchase any Common Stock or preferred stock of the Company or other security referred to in clause (ii), or (v) any such option, warrant or right.
(i)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(j)
“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
(k)
“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.
(l)
“Participation Effective Date” means the first Business Day after the Piggyback Holders receive notice from the Company pursuant to Section 2.3(a) hereof.
(m)
“Permitted Transferee” means, as of any date of determination, (i) any Affiliate (other than a portfolio company or investee company) of a Holder to which such Holder Transfers or distributes any Equity Securities; provided, that, as a condition precedent to any such Transfer or distribution, such transferee or distributee (other than a transferee or distributee that is already a party to this Agreement) will agree to be subject to the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement; or (ii) for the Checkers Entity, any of its equityholders, subject to Section 2.1(e).

(n)
“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.
(o)
“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.
(p)
“Registrable Securities” means all Common Stock (including Common Stock issued in respect of Equity Securities) of the Company held by any Holder, in each case, as of immediately following the effective time of the Merger (for the avoidance of doubt, after giving effect to the transactions contemplated by the Merger Agreement) or, in the event of any Transfer or distribution to a Permitted Transferee, as of immediately following such Transfer or distribution, that continue to be held by such Holder or its Permitted Transferee as the time of the relevant determination, other than Common Stock that has become eligible to be sold by such Person pursuant to Rule 144 without being subject to the conditions set forth in Rule 144(e), (f) and (h).
(q)
“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.7 hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with FINRA and (B) securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) FINRA and any Blue Sky qualifications of the Registrable Securities pursuant to Section 2.7(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of a single counsel for the Silver Lake Group (such counsel, “Silver Lake Counsel”) and a single counsel for all other Holders participating in such registration and/or offering, which counsel shall be selected by such other Holders holding a majority of the Registrable Securities being sold by all such other Holders participating in such registration and/or offering (such counsel, together with the Silver Lake Counsel, “Holder Counsel”), including the expenses associated with the delivery of any opinions on behalf of such Holders, (v) expenses incurred in connection with roadshows related to registered offerings made pursuant to Article 2, including, without limitation, expenses related to any presentations but excluding the travel and lodging expenses of representatives of the underwriters, (vi) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (vii) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (viii) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and (ix) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit. For the avoidance of doubt, any Selling Expenses in connection with any registration, sale or distribution of Registrable Securities shall be borne by such Holder and not by the Company.

(r)
“Secondary Sale” means any Transfer of Equity Securities (other than a DIK Sale), including in a privately negotiated transaction, block trade, open-market transaction or pursuant to a registration statement, including pursuant to Section 2.3 or Section 2.4 hereof
(s)
“Securities Act” means the Securities Act of 1933, as amended.
(t)
“Securities Sale” means any DIK Sale and any Secondary Sale, as the case may be.
(u)
“Selling Expenses” means (i) all underwriting fees and selling commissions relating to the distribution of the Registrable Securities and (ii) all taxes (including capital gains, income, stamp, transfer or similar taxes or duties), if any, on the Transfer and sale, respectively, of the Registrable Securities being sold.
(v)
“Silver Lake” or “Silver Lake Group” means SLP Fastball Aggregator, L.P. and its affiliated management companies and investment vehicles and any Affiliate of Silver Lake. Unless the Company is otherwise notified in writing by SLP Fastball Aggregator, L.P., SLP Fastball Aggregator, L.P. shall at all times serve as the designated representative to act on behalf of the Silver Lake Group for purposes of this Agreement and shall have the sole power and authority to bind the Silver Lake Group with respect to all provisions of this Agreement; provided, however, that if SLP Fastball Aggregator, L.P. chooses to cease to serve as the designated representative of the Silver Lake Group, then SLP Fastball Aggregator, L.P. or, in the absence of SLP Fastball Aggregator, L.P. doing so, a majority in interest of the members of the Silver Lake Group at such time shall designate and appoint one member of the Silver Lake Group to serve as the designated representative of the Silver Lake Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Silver Lake Group with respect to all provisions of this Agreement. The Company and the Holders shall be entitled to rely on all actions taken by SLP Fastball Aggregator, L.P. or such designee on behalf of the Silver Lake Group.
(w)
“Specified Holders” means (i) before the Checkers DIK, Broad Street Principal Investments, L.L.C., Broad Street Control Advisors, L.L.C. and the Checkers Entity and (ii) after the Checkers DIK, (a) Broad Street Principal Investments, L.L.C., Broad Street Control Advisors, L.L.C., the CDPQ Holder, Bridge Street 2015, L.P., 2015 Employee Offshore Aggregator, L.P., Stone Street 2015, L.P., MBD 2015, L.P. and GS Fund Holdings, L.P. and (b) other than with respect to Section 2.2 of this Agreement, any other Permitted Transferee of the Checkers Entity that, in its sole discretion, executes and delivers a counterpart signature page to this Agreement on or after the date of this Agreement identifying such Permitted Transferee as a Specified Holder.
(x)
“Sold Securities” means the Equity Securities that are Transferred in a Securities Sale.
(y)
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation,

a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.
(z)
“trading day” means any day on which the Nasdaq Stock Market LLC or such other national securities exchange on which the Company’s shares are then listed is open for trading.
(aa)
“Transfer” or “Transferring” means any direct sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of Law of any Equity Securities.
1.2
Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)
words in the singular include the plural and words in the plural include the singular;
(b)
the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(c)
all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;
(d)
“or” is not exclusive;
(e)
“including” means including without limitation; and
(f)
references to numbers of shares in this Agreement, including the calculation of the number of Registrable Securities, shall be appropriately adjusted to reflect any stock dividend, stock split, combination or other recapitalization or reclassification of shares by the Company occurring after the date of this Agreement.

Article 2.
RESTRICTIONS ON TRANSFER; REGISTRATION.
2.1
Restrictions on Transfer.
(a)
Each Holder agrees with the Company that it will not effect any Transfer of Equity Securities unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws and all applicable securities laws of any other jurisdiction. The Company agrees, and each Holder understands and consents, that the Company will not take any action to cause or permit any Transfer of Equity Securities to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Agreement and all applicable securities laws. Each Holder agrees that in connection with any Transfer or distribution of Equity Securities that is not made pursuant to a registration statement, the Company may, in its sole discretion, request an opinion, certifications and other information in form and substance reasonably satisfactory to the Company or its stock transfer agent and from counsel reasonably satisfactory to the Company or its stock transfer agent stating that such transaction is exempt from registration under the Securities Act and, in connection therewith, the Company shall use its reasonable best efforts to cause the stock transfer agent to facilitate such Transfer or distribution including the removal of any restrictive legends on such Equity Securities.
(b)
Each certificate representing Equity Securities held by a Holder that is subject to the provisions of this Agreement shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws) or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legends, which shall be furnished in accordance with applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, SUBJECT TO THE COMPANY’S RIGHT TO RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS AND OTHER OPINIONS, CERTIFICATIONS AND OTHER INFORMATION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE

TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 28, 2024, AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY AND OTHER PERSONS (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME). NO SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(c)
In the event that a Holder Transfers any Equity Securities in contravention of this Section 2.1, such Transfer shall be null and void, and the Company agrees it will not take any action to effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.
(d)
At any Holder’s written request, and in the case of any Holder subject to Section 2.2, upon the termination of the Purchase Option pursuant to Section 2.2(g), the Company shall use its reasonable best efforts to cause the Company’s stock transfer agent to remove any restrictive legends set forth on such Holder’s Equity Securities that no longer constitute Registrable Securities, subject to compliance by the Holder with the reasonable and customary procedures for such removal required by the Company or its stock transfer agent.
(e)
The Checkers Entity hereby agrees that, prior to March 1, 2025, it shall not distribute the Equity Securities held by the Checkers Entity to its equityholders, without the prior written consent of the Company.
2.2
Purchase Option.
(a)
On the terms and subject to the conditions set forth in this Section 2.2, in connection with any Securities Sale, (i) each Specified Holder agrees, severally and not jointly, to offer to sell to the Company, at a purchase price per share determined in accordance with this Section 2.2, a number of Equity Securities determined by multiplying (A) the aggregate number of such Specified Holder’s Sold Securities by (B) 17.647% (the resulting number of securities, the “Offered Securities”) and (ii) in the event, and to the extent, that the Company shall exercise the election to purchase all or a portion of the Offered Securities as provided in this Section 2.2 (the “Purchase Option”), each Specified Holder agrees, severally and not jointly, to sell to the Company, and the Company agrees to purchase from each Specified Holder, at the purchase price per share determined in accordance with this Section 2.2, that portion of the Offered Securities as to which such election shall have been exercised.
(b)
No later than two Business Days prior to the date on which a Specified Holder proposes to consummate a Securities Sale, such Specified Holder shall deliver a written notice (a “Sale Notice”) to the Company and Silver Lake stating the terms and conditions of such proposed Securities Sale, including (i) such Specified Holder’s bona fide intention to effect the Securities Sale; (ii) the name of any purchaser or transferee of such Equity Securities, if known; (iii) the number of Equity Securities that such Specified Holder proposes to Transfer; (iv) the expected date of consummation of the Securities Sale; and (v) the terms and conditions of such proposed Transfer, if known.
(c)
In the event a Secondary Sale is actually consummated, each Specified Holder participating in such Secondary Sale shall promptly deliver a written notice to the Company and Silver Lake following the consummation of such Secondary Sale (and in any event within two Business Days after such consummation) (such notice, the “Secondary Sale Consummation Notice”) and the Company shall have the right, but not the obligation, to purchase from each Specified Holder participating in such Secondary Sale, by delivery of written notice to such Specified Holder no later than two Business Days following receipt of the Secondary Sale Consummation Notice (such two Business Day period, a “Secondary Option Election Period”), such number of Offered Securities related to such Secondary Sale at the same price per share (net of any fees (including underwriting fees) or commissions that would have otherwise been deducted from such price before being remitted to the Specified Holder in connection with such Securities Sale) as the price per share of the Sold Securities subject to such Secondary Sale (such price per share, the “Secondary Sale Price”); provided, that if the Sold Securities were sold at multiple prices in such Secondary Sale, the Secondary Sale Price shall be the weighted average sale price of such Sold Securities. A Secondary Sale may be effected in a single transaction or in a series of transactions occurring within no more than a 20 Business Day period. If a Secondary Sale is effected in a series of transactions, each Specified Holder participating in such Secondary Sale shall deliver a single Secondary Sale Consummation Notice after completion of the final sale in such series of transactions. If neither the Company nor any assignee thereof exercises the Purchase Option under this Section 2.2(c), then such Specified Holder shall have the right to Transfer the Offered Securities pursuant to a Secondary Sale for a ten Business Day period following the expiration of the Secondary Option Election Period at a price per share no lower than (without the prior written consent of the Company or such assignee) the Secondary Sale Price. If the Specified Holder does not Transfer such Offered Securities within such ten Business Day period, then such Specified Holder shall be required to comply with the terms of this Section 2.2 in any subsequent Transfer of such Offered Securities by such Specified Holder.
(d)
In the event a DIK Sale is actually consummated, each Specified Holder participating in such DIK Sale shall promptly deliver a written notice to the Company and Silver Lake following the consummation of such DIK Sale (and in any event within one Business Day after such consummation) (such notice, the “DIK Sale Consummation Notice”) and the Company shall have the right, but not the obligation, to purchase from each Specified Holder, by delivery of written notice to such Specified Holder no later than the fifth trading day following receipt of the DIK Sale Consummation Notice (such five trading day period, a “DIK Option Election Period”), such number of Offered Securities related to such DIK Sale at a price per share of the Sold Securities subject to such DIK Sale equal to the volume weighted average of the trading price of one share of Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Company and such Specified Holder in good faith) over the four consecutive trading day period beginning on (and including) the date on which such DIK Sale is consummated (such price per share, the “DIK Sale Price”). If neither the Company nor any assignee thereof exercises the Purchase Option under this Section 2.2(d), then such Specified Holder shall have the right to Transfer the Offered Securities pursuant to a DIK Sale for a five Business Day period following the expiration of the DIK Option Election Period. If the Specified Holder does not Transfer such Offered Securities within such five Business Day period, then such Specified Holder shall be required to comply with the terms of this Section 2.2 in any subsequent Transfer of such Offered Securities by such Specified Holder.
(e)
Payment for any Offered Securities in respect of which the Company or its assignee exercises the Purchase Option set forth in this Section 2.2 shall be made in cash by, at the option of the applicable Specified Holder, check or wire transfer to such Specified Holder upon delivery of the Offered Securities acquired pursuant to such exercise of the Purchase Option set forth in this Section 2.2 to the Company or its assignee, as applicable. Payment for and delivery of such Offered Securities may occur up to 10 Business Days following the exercise of such Purchase Option; provided that, in the event that payment and delivery occurs after the second Business Day following such exercise, interest shall start accruing from and after the third Business Day following such exercise on the aggregate purchase price at a rate of 8.00% per annum to, but excluding, the date of payment.
(f)
Each Specified Holder represents and warrants, severally and not jointly, that it is a sophisticated investor and knows that the Company or the assignee, as the case may be, may from time to time, including at the time of any exercise of rights set forth in Section 2.2, be in possession of material, nonpublic information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to its decision to sell the Offered Securities or otherwise materially adverse to its interests, and agrees that the Company or assignee, as the case may be, shall have no obligation to disclose such information or any other information to it. Each of the Specified Holders, severally and not jointly, hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company or its assignee, as applicable, and their respective affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of any information in connection with the sale of Offered Securities pursuant to the exercise of rights set forth in this Section 2.2. Each Specified Holder further agrees, severally and not jointly, that to the extent requested by the Company or its assignee to be confirmed in writing at the time of the exercise of its rights set forth in this Section 2.2 or at the settlement of any sale pursuant to such exercise, it shall make such customary “big boy” representations and warranties to, and agreements with, the Company or its assignee, including (i) such representations, warranties and agreements as set forth in the two preceding sentences and (ii) that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Offered Securities.
(g)
Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Section 2.2 shall terminate with respect to any Specified Holder at such time as such Specified Holder, together with its Affiliates, ceases to hold Equity Securities representing at least 50,000 shares of Common Stock; provided that, if this Section 2.2 remains in effect with respect to a Specified Holder immediately prior to a Securities Sale (including a Secondary Sale effected in a series of transactions over multiple days) by such Specified Holder, the provisions of this Section 2.2 shall continue to apply with respect to such Securities Sale, notwithstanding that such Specified Holder, together with its Affiliates, may hold less than 50,000 shares of Common Stock immediately following such Securities Sale.
(h)
The exercise or non-exercise by the Company or its assignee of its rights set forth in this Section 2.2 shall not adversely affect its rights to exercise such rights in connection with any subsequent Securities Sale by a Specified Holder pursuant to this Section 2.2.
(i)
Each party hereto hereby agrees to and shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other customary agreements, certificates, instruments and documents, as another party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Section 2.2 and the consummation of the transactions contemplated hereby.
(j)
If a Specified Holder proposes to consummate a Secondary Sale pursuant to Section 2.3, then, notwithstanding the foregoing provisions of Section 2.2(b), the reference in Section 2.2(b) to “two Business Days” shall be deemed to be “one Business Day.”
(k)
In the event that the Company declines to exercise in full the Purchase Option for any Securities Sale (the Offered Securities with respect to which the Company does not exercise the Purchase Option, the “Unexercised Securities”), the Company may assign such purchase right to one or more members of the Silver Lake Group with respect to the Unexercised Securities for such Securities Sale. In such case, each Specified Holder shall comply with the provisions of this Section 2.2 for such Securities Sale as if such member of the Silver Lake Group were the Company hereunder, mutatis mutandis.
2.3
Piggyback Registrations.
(a)
Notification. The Company shall notify the Specified Holders (collectively, the “Piggyback Holders”) in writing at least two full Business Days prior to the initial public filing of any Eligible Registration Statement or the filing of a prospectus supplement to any Eligible Registration Statement, in each case, in connection with an underwritten offering. Such notice from the Company shall, to the extent known, state the intended method of distribution of the Registrable Securities included in such Eligible Registration Statement or prospectus supplement. The Company shall afford each such Piggyback Holder the opportunity to include in such Eligible Registration Statement or prospectus supplement such number of Registrable Securities as they request. Each Piggyback Holder desiring to include Registrable Securities held by it in any such Eligible Registration Statement or prospectus supplement shall within one Business Day after the above-described notice from the Company so notify the Company in writing. Any notice from a Piggyback Holder shall (i) specify the amount of Registrable Securities that such

Piggyback Holder would like to include in such Eligible Registration Statement or prospectus supplement (but subject to reduction to the extent the Company or any assignee thereof exercises the rights pursuant to Section 2.2 hereof) and (ii) include the agreement of such Piggyback Holder to participate in any related underwritten offering on the same terms as the other participating stockholders of the Company and shall be irrevocable unless the Company agrees in writing that it may be withdrawn; provided, that such notice to participate shall terminate on the date that is three months after the Participation Effective Date if the related offering has not been consummated prior to such date. Upon such written notice from a Piggyback Holder, the Company will use its reasonable best efforts to effect the registration under the Securities Act and/or offering of all Registrable Securities which such Piggyback Holder has requested to be registered and/or offered in accordance with the provisions of this Section 2.3. If a Piggyback Holder decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement or prospectus supplement thereto filed by the Company, such Piggyback Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement or prospectus supplement thereto as may be filed by the Company, all upon the terms and conditions set forth herein.
(b)
Underwriting. If the Eligible Registration Statement or prospectus supplement thereto under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Piggyback Holders. In such event, unless otherwise consented to by the Company, the right of any such Piggyback Holder to be included in an Eligible Registration Statement or prospectus supplement thereto pursuant to this Section 2.3 shall be conditioned upon such Piggyback Holder’s participation in such underwriting by executing and delivering a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Registrable Securities (the “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that (i) the Piggyback Holder will, to the extent applicable, deliver to and deposit in custody with the custodian and attorney-in-fact named therein one or more certificates representing such Registrable Securities, accompanied by duly executed stock powers in blank, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Piggyback Holder’s behalf with respect to the matters specified therein, including, but not limited to, the entry into an underwriting agreement (the “Underwriting Agreement”) in customary form with the underwriter(s) and the Company and such other customary documents and agreements reasonably required in connection with such registration or offering and (ii) the Piggyback Holder will perform its obligations under such Underwriting Agreement and any other agreement entered into in connection with such registration and/or offering. Such Piggyback Holder also agrees to execute such other customary documents and agreements as the Company may reasonably request to effect the provisions of this Section 2.3 and any transactions contemplated hereby.
(c)
Priority on Piggyback Registrations. Notwithstanding any other provision of this Article 2, if the lead managing underwriter or underwriters advise the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering

(including Registrable Securities), then the Company shall so advise all Piggyback Holders of Registrable Securities who have requested to participate in such offering hereunder that the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account (in the event of a Company-initiated offering) or to the initial demanding stockholder and any other stockholder having pari passu registration rights as such demanding stockholder and to the Piggyback Holders who have duly requested shares to be included therein pursuant to Section 2.3 (in the event of a stockholder-initiated offering other than pursuant to Section 2.4(b), in which case clause (ii) thereof shall apply) on a pro rata basis based on the number of registrable securities held by such stockholders. For any Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or stockholders, as applicable, of such Piggyback Holder shall be deemed to be a single “Piggyback Holder,” and any pro rata reduction with respect to such “Piggyback Holder” pursuant to this Section 2.3(c) shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Piggyback Holder” (as defined in this sentence).
2.4
Form S-3 Registration.
(a)
If, at any time that the Company is eligible to effect a registration on Form S-3 (or any successor to Form S-3), the Company shall receive a written request from the Holder Representative (as defined below) that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shelf registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by the Specified Holders, then the Company shall, subject to the limitations of this Section 2.4, effect, as expeditiously as reasonably possible, such requested registration under the Securities Act of all Registrable Securities owned by the Specified Holders that the Holder Representative requests to be so registered; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4 if the Specified Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than twenty-five million dollars ($25,000,000.00); provided that such threshold shall not apply if the Specified Holder is proposing to sell all of its remaining Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act, a “WKSI”) at the time any request is submitted to the Company pursuant to this Section 2.4(a), the Company shall file an automatic shelf registration statement on Form S-3 which covers those Registrable Securities which are requested to be registered.
(b)
Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 2.4 is effective or has been requested to be filed pursuant to Section 2.4(a), if the Holder Representative delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering (but subject to reduction to the extent the Company or any assignee thereof exercises the rights pursuant to Section 2.2 hereof), then the Company shall promptly file or, if applicable, amend or supplement, the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. In connection with any Shelf Underwritten Offering:
(i)
the Company shall, within one Business Day of its receipt thereof from the Holder Representative, also deliver the Take-Down Notice to the other Specified Holders of Registrable Securities that have been, or requested to have been, included on such shelf registration statement and permit such Specified Holders to include their Registrable Securities in the Shelf Underwritten Offering if such Specified Holder notifies the Company within one Business Day after delivery of the Take-Down Notice to such Specified Holder; and
(ii)
for any such offering involving a “roadshow,” in the event that the lead managing underwriter or the underwriters advise the Holder Representative or the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation on the number of shares to be included in such Shelf Underwritten Offering, then the Company shall so advise all Specified Holders of Registrable Securities who have requested to participate in such Shelf Underwritten Offering and the shares to be included in such Shelf Underwritten Offering hereunder shall be allocated to all Specified Holders and any other holders participating in such Shelf Underwritten Offering on a pro rata basis based on the number of Registrable Securities or registrable securities held by such Specified Holder or holder, as applicable.
(c)
The Holder Representative shall have the right to make only one request pursuant to each of Section 2.4(a) and Section 2.4(b), respectively; provided, that such limitation shall not apply to any request that is made by the Holder Representative that does not result in the registration of all Registrable Securities described in the applicable written request, or which is terminated pursuant to Section 2.5(a), not maintained effective as required pursuant to Section 2.5(b), or postponed or suspended pursuant to Section 2.5(c) without the prior consent of the Holder Representative. For the avoidance of doubt, the Holder Representative shall have the right to make any request pursuant to Section 2.4(a) together with any request pursuant to Section 2.4(b).
(d)
During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on the earlier of (i) the date sixty (60) days after the effective date of, a Company-initiated registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the registration statement on Form S-3 pursuant to Section 2.4(a) and (ii) the date on which the Company has determined to terminate or abandon the registration or offering, the Company may, upon giving prompt written notice of such action to the Specified Holders, delay any other registered offering permitted pursuant to Section 2.4(b); provided that, for the avoidance of doubt, the Company provides the Specified Holders with the opportunity to participate in such Company-initiated registration or offering in accordance with Section 2.3.

2.5
Termination, Effectiveness, Postponement and Suspension of Registration.
(a)
Right to Terminate Registration. If the Holder Representative determines, for any reason, not to proceed with any proposed registration requested pursuant to Section 2.4, the Holder Representative shall promptly notify the Company in writing. Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any other Holder has elected to include any Registrable Securities in such registration. In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not any Piggyback Holder has elected to include Registrable Securities in such registration. The Company shall promptly give notice of the withdrawal or termination of any registration, whether requested pursuant to Section 2.4 or initiated by the Company, to any Holder who has elected to participate in such registration. The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 2.6.
(b)
Effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Eligible Registration Statement for a period of at least 180 days (which such period shall be extended in accordance with Section 2.5(c)) after the effective date thereof or such shorter period during which all Registrable Securities included in such Eligible Registration Statement have actually been sold; provided, that notwithstanding the foregoing, the Company will use its reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by such shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in such shelf registration statement or otherwise cease to be Registrable Securities and (ii) the date on which this Agreement terminates. To the extent the Company is a WKSI, the Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.

(c) Postponement or Suspension of Registration. If the filing, initial effectiveness or continued use of an Eligible Registration Statement, including a shelf registration statement pursuant to Section 2.4, in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (based on the advice of reputable outside legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (b) would not be required by applicable Law or regulation to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (c) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar material transaction, then the Company may, upon giving prompt written notice of such determination to the Specified Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement (the period of such delay or suspension, the “Suspension Period”); provided, that the Company shall not be permitted to do so (x) more than two times during any 12 month period or (y)

for a period exceeding sixty (60) days on any one occasion. In the event the Company exercises its rights under the preceding sentence, such Specified Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If so requested by the Company, all Specified Holders registering shares under such Eligible Registration Statement shall use their reasonable best efforts to deliver to the Company (at the Company’s request and expense) all copies, other than permanent file copies then in such Specified Holders’ possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. The Company agrees that, in the event it exercises its rights under this Section 2.5(c), it shall (i) promptly notify such Specified Holders of the termination or expiration of any Suspension Period, (ii) following termination of a Suspension Period, resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Specified Holders to offer and sell their Registrable Securities in accordance with applicable Law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify such Specified Holders, after the termination or expiration of any Suspension Period, of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

2.6
Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 2.3 and 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities sold in connection with such registration. For the avoidance of doubt, Selling Expenses incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.
2.7
Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.3 and 2.4 herein, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:
(a)
Prepare and file with the SEC an Eligible Registration Statement or Eligible Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided in Section 2.5(b).
(b)
Prepare and file with the SEC such amendments and supplements to such Eligible Registration Statement and the prospectus used in connection with such Eligible Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Eligible Registration Statement for the period set forth in Section 2.5(b) above; provided, that before filing an

Eligible Registration Statement or prospectus, or any amendments or supplements thereto, upon the request of the Holder Representative, the Company will (i) furnish to the Holder Counsel copies of all documents proposed to be filed, which documents will be subject to the reasonable review of the Holder Counsel, (ii) provide the Holder Representative (to the extent participating in such registration) reasonable opportunity to comment on the registration statement, prospectus, or any amendments or supplements thereto, and (iii) make such of the representatives of the Company as shall be reasonably requested by the Holder Representative (to the extent participating in such registration) available for discussion of such documents.
(c)
Furnish without charge to the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and the Holder Counsel, such number of copies of the Eligible Registration Statement (including all exhibits filed therewith, including any documents incorporated by reference) and the prospectus included in such registration statement, including a preliminary prospectus, summary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.
(d)
Prior to any public offering of Registrable Securities, use its reasonable best efforts to register and qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and the Holder Counsel and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Eligible Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holders and to keep each such registration or qualification (or exemption therefrom) effective during the period such Eligible Registration Statement is required to be kept effective; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions.
(e)
Use its reasonable best efforts to (1) list such Registrable Securities on each national securities exchange on which such securities are then listed if such Registrable Securities are not already so listed and (2) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.
(f)
Enter into and perform its obligations under such customary agreements, including, in the event of any underwritten public offering, an underwriting agreement, in usual and customary form, with the underwriter(s) of, and selling Holders of Registrable Securities participating in, such offering, and deliver customary certificates, in each case, in connection with such offering.

(g)
Notify each Holder of Registrable Securities covered by such Eligible Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Eligible Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such notice shall notify such Holders of Registrable Securities only of the occurrence of such an event and shall not be required to provide additional information regarding such event to the extent such information would constitute material non-public information.
(h)
Use its reasonable best efforts to furnish to the underwriters, if any, and the Holders of Registrable Securities being registered, on the date that the underwriting agreement is entered into, letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing such letters to Holders of Registrable Securities by applicable standards of the accounting profession).
(i)
Use its reasonable best efforts to furnish to the underwriters, if any, and, in the case of clause (2), the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion and a negative assurance letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form, substance and scope as is customarily given to underwriters in an underwritten public offering by counsel to the registrant, addressed to each of the underwriters, if any, and (2) bring-down comfort letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing to Holders of Registrable Securities such letters by applicable standards of the accounting profession).
(j)
Provide the Holder Counsel opportunities to conduct a reasonable investigation within the meaning of the Securities Act and make available for inspection by any selling Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder of Registrable Securities or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees (and use its reasonable best efforts to cause its auditors) to supply all information reasonably requested by any such selling Holder of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration, including by causing senior management, with appropriate seniority and expertise (and using its reasonable best efforts to cause its auditors), to participate in customary due diligence sessions (subject to, if requested by the Company, each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this clause (j), to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of Law.
(k)
(i) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as promptly as reasonably possible and (ii) notify the Holder Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing, of the issuance by the SEC of any such stop order or order, or the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.
(l)
Use its reasonable best efforts (taking into account the Company’s business needs) to make available the executive officers of the Company to participate in any “road shows” that may be reasonably requested by the underwriters in connection with the distribution of Registrable Securities.
(m)
Cooperate with each selling Holder of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
(n)
Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration and/or complete any related offering of the Registrable Securities as contemplated hereby (including furnishing to the underwriters such further certificates, opinions and documents as the underwriters may reasonably request).
2.8
Delay of Registration; Furnishing Information.
(a)
No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

(b)
It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3 or 2.4 with respect to a selling Holder that such selling Holder shall furnish to the Company such customary information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities as required by Section 2.10 or as otherwise reasonably requested by the Company.
2.9
Indemnification. In the event any Registrable Securities are included in an Eligible Registration Statement under Sections 2.3 or 2.4:
(a)
To the fullest extent permitted by Law, the Company will indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by an Eligible Registration Statement or prospectus, the partners, members, directors and officers of such Holder, any underwriter (as defined in the Securities Act) and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Non-Company Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such Non-Company Indemnified Party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company Indemnified Party.

(b)
To the fullest extent permitted by Law, each selling Holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such Eligible Registration Statement or any of such other Holder’s partners, members, directors or officers or any Person who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or such other Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such Eligible Registration Statement; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or partner, member, director, officer or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall the aggregate amount of indemnity payments made by an indemnifying Holder under this Section 2.9(b) exceed the net proceeds from the offering received by such indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)
Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 2.9 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 2.9 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 2.9 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses). The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
(d)
If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of Law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the aggregate amount of contribution payments by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)
The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.
(f)
The obligations of the parties under this Section 2.9 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.
2.10
Agreement to Furnish Information. Each Holder agrees to execute and deliver such other customary agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s). In addition, if requested by the Company or such representative(s), each Holder who has Registrable Securities to be included in an Eligible Registration Statement shall provide within one Business Day of such request, such information relating to themselves, the Registrable Securities held by them and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of the Company’s securities pursuant to such Eligible Registration Statement. The underwriters of Registrable Securities are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.11
Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the shares of Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)
make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof; and
(b)
file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the date hereof.

Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

2.12
“Market Stand-Off” Agreement. Each Specified Holder of Registrable Securities hereby agrees that, in connection with any underwritten offering of the Company’s Equity Securities (including a Shelf Underwritten Offering) in which such Specified Holder participates in accordance with this Agreement, such Specified Holder shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Equity Security held by such Specified Holder (other than those included in the registration) for a period specified by the representative(s) of the underwriters of the underwritten offering not to exceed 90 days following the date of the final prospectus for the underwritten offering. The Company may impose stop transfer instructions with respect to any Equity Security subject to the foregoing restriction until the end of such 90 day or shorter period. Notwithstanding the foregoing, restrictions in this Section 2.12 shall not apply to any Transfer or distribution of shares of Common Stock by any Specified Holder to its Permitted Transferees during such period, so long as such Permitted Transferees agree to be bound by the provisions of this Section 2.12 for the duration of such period.
2.13
Acknowledgement. The Company acknowledges and agrees that the Silver Lake Group has consented in writing to this Agreement as required by such Section 3.10 of the Stockholders’ Agreement of First Advantage Corporation, dated as of June 25, 2021, by and among the Company and the stockholders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Stockholders’ Agreement”) and hereby agrees that, notwithstanding anything to the contrary herein or in the Existing Stockholders’ Agreement, neither the Company nor any other stockholder of the Company shall be in breach of or otherwise in violation of the terms of the Existing Stockholders’ Agreement if the Company or any such stockholder takes any action in order to comply with the terms of this Agreement.
2.14
Actions by the Holders. A majority in interest of the Specified Holders of Registrable Securities shall designate and appoint one Specified Holder to, at all times, serve as the designated representative to act on behalf of the Specified Holders for purposes of this Agreement (the “Holder Representative”) and such designated representative (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Specified Holders with respect to all provisions of this Agreement. The Company shall be promptly notified in writing of any designation of the Holder Representative or of any change in the identity of the Holder Representative (and in any event no later than one Business Day following such designation or change, as applicable), and the Company shall be entitled to request reasonable evidence of the designation and appointment of such designated representative by the majority in interest of the Specified Holders of Registrable Securities. The Company and the other Holders shall be entitled to rely on all actions taken by the Holder Representative.
Article 3.
COVENANTS AND AGREEMENTS.
3.1
Confidentiality. Each Holder agrees to keep confidential any information furnished by the Company pursuant to this Agreement that the Company identifies as being confidential or proprietary, and to use the same degree of care as such Holder uses to protect its own confidential information to keep such information confidential. Notwithstanding the foregoing, such Holder may disclose such proprietary or confidential information (i) to any directors, officers, employees, partners, members, subsidiaries, parent, agent and adviser (“Representatives”) of such Holder who have a reasonable need to know such information for the purpose of monitoring its investment in the Company as long as such Representative is advised of the confidentiality provisions of this Section 3.1; provided such Holder shall be responsible for the breach of this Section 3.1 by any such Representative; (ii) at such time as it enters the public domain through no fault of such Holder or its Representatives in breach of this Section 3.1; (iii) that is developed by such Holder or its Representatives independently of and without reference to any confidential information communicated by the Company; or (iv) to the extent requested or required by applicable Law or legal process, regulation or regulatory process, subpoena or the listing standards of any national securities exchange; provided, however, that in the case of this clause (iv), (A) such Holder shall as promptly as practicable (and, if practicable and permitted by applicable Law, prior to disclosing such confidential information) notify the Company of the existence of, and basis for, such required disclosure and (B) if requested by the Company, such Holder shall reasonably cooperate with the Company (at the expense of the Company) in seeking to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the confidential information so disclosed. Each Holder agrees to use any information provided to it pursuant to this Agreement for the sole purpose of monitoring its investment in the Company and not to use such information as the basis for any market transactions in securities of the Company in violation of Law.
3.2
Transfer Agent. Each Holder agrees to abide by any reasonable policies and procedures of the transfer agent, if any, appointed by the Company with respect to any Equity Securities.
3.3
No Promotion. The Company agrees that it will not (and that the Company will cause its Subsidiaries not to), without the prior written consent of Broad Street Principal Investments, L.L.C., in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co. LLC or any of its Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. LLC or any of its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or its Subsidiaries has been approved or endorsed by Goldman, Sachs & Co. LLC or any of its Affiliates.
3.4
No Fiduciary Duty; Investment Banking Services. The parties hereto acknowledge and agree that nothing in this Agreement shall create a fiduciary duty of Goldman, Sachs & Co.

LLC or any of its Affiliates to the Company. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of Goldman, Sachs & Co. LLC or any of its Affiliates in whatever capacity, it is understood that none of Goldman, Sachs & Co. LLC or any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement executed by the Company and such other Person.
Article 4.
MISCELLANEOUS.
4.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein except for matters directly within the purview of the Delaware General Corporation Law, which shall be governed by the Delaware General Corporation Law.
4.2
Jurisdiction; Venue; Service of Process.
(a)
Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
(b)
Venue. Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.
(c)
Service of Process. Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by Law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.13, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
4.3
WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
4.4
Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by Law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.
4.5
Successors and Assigns; Mergers and Reorganization. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the other parties hereto, except that the foregoing shall not be deemed to prohibit any Transfer or distribution of Equity Securities (a) to a Permitted Transferee described in clause (i) of the definition thereof or (b) to any other Permitted Transferee that is a Specified Holder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators (including, for the avoidance of doubt, any Person that is the parent company of such entity). The Silver Lake Group shall be an express third party beneficiary of Section 2.2 and Section 4.8(c).
4.6
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
4.7
Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
4.8
Amendment and Waiver.
(a)
Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holder Representative; provided, however, that no such amendment shall be made that, by its terms, affects a Holder in a disproportionate and materially adverse manner as compared to the other Holders without obtaining the consent of such Holder.
(b)
Except as otherwise expressly provided, the obligations of the Company and the obligations of the Holders under this Agreement may be waived only with the written consent of the Company and the Holder Representative. Notwithstanding anything herein to the contrary, any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.
(c)
Notwithstanding anything to the contrary herein, Section 2.2 may not be amended or modified without the prior written consent of the Silver Lake Group.
(d)
Each Holder shall be bound by any amendment or waiver effected in accordance with this Section 4.8, whether or not such Holder has consented to such amendment or waiver.
(e)
For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.
4.9
Termination. This Agreement shall terminate upon the earliest of (a) the termination of the Merger Agreement prior to the Effective Time (as defined in the Merger Agreement), (b) with respect to a Holder, at such time as such Holder ceases to hold (x) together with such Holder’s Affiliates, Equity Securities representing at least 50,000 shares of Common Stock; provided that, if this Agreement remains in effect with respect to a Holder immediately prior to a Securities Sale (including a Secondary Sale effected in a series of transactions over multiple days) by such Holder, the provisions of this Agreement shall continue to apply, notwithstanding that such Holder, together with its Affiliates, may hold less than 50,000 shares of Common Stock immediately following such Securities Sale, until the terms of Section 2.2 have been fully complied with respect to such Securities Sale, and (y) any Registrable Securities except, in the case of a termination pursuant to this clause (b), with respect to Article 1 (General), (Section 2.6 (Expenses of Registration), Section 2.9 (Indemnification) and this Article 4 (Miscellaneous), which shall survive any such termination of this Agreement, and (c) a Change in Control.

4.10
Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
4.11
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
4.12
Several and Not Joint. The obligations of each Holder are several and not joint.
4.13
Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery. With respect to the parties hereto, all communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days advance written notice to the other parties hereto. With respect to Silver Lake, all communications shall be sent to Andy Schader and Jennifer Gautier, c/o Silver Lake, 55 Hudson Yards, 40th Floor, New York, NY 10001 or at such other address as the Company may designate by 10 days advance written notice to the other parties hereto.
4.14
Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
4.15
Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
4.16
No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliates of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.
4.17
Effective Time. The operative provisions of this Agreement shall become effective as of the Effective Time (as defined in the Merger Agreement).
4.18
Opt-Out Requests. Each Specified Holder shall have the right, at any time and from time to time after the Effective Time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company otherwise is required to deliver pursuant to Section 2.3 or Section 2.4 of this Agreement by delivering to the Company a written statement signed by such Specified Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”); in which case, and notwithstanding anything to the contrary in this Agreement, the Company shall not be required to, and shall not, deliver any such notice or other information required to be provided to Specified Holders under Section 2.3 or Section 2.4 to the extent that the Company reasonably expects such notice or information would result in a Specified Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Specified Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Specified Holder to issue and revoke subsequent Opt-Out Requests; provided, that each Specified Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. For so long as an Opt-Out Request is in effect, the Specified Holder that delivered such Opt-Out Request shall not sell any Equity Securities pursuant to any registration statement filed by the Company pursuant to Section 2.3 or 2.4.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this STOCKHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

FIRST ADVANTAGE CORPORATION

By:	/s/ Bret Jardine
Name: Bret Jardine
Title: Executive Vice President, General
Counsel and Corporate Secretary

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

CHECKERS CONTROL PARTNERSHIP, L.P.

By: Broad Street Control Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

BROAD STREET CONTROL ADVISORS, L.L.C.

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

BRIDGE STREET 2015, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

STONE STREET 2015, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

MBD 2015, L.P.

By: MBD Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

2015 EMPLOYEE OFFSHORE AGGREGATOR, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

GS FUND HOLDINGS, L.L.C.

By: The Goldman Sachs Group, Inc., its Manager

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

By:	/s/ Alexandre Décar
Name: Alexandre Décary
Title: Authorized Signatory

By:	/s/ Franck De Santis
Name: Franck De Santis
Title: Authorized Signatory

Address for Notices

E-mail Address for Notices:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]